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                                                                    EXHIBIT 10.1

                     INTERNAP NETWORK SERVICES CORPORATION

                            INDEMNIFICATION AGREEMENT


        This INDEMNIFICATION AGREEMENT (this "Agreement") dated as of ____________, 1999 is made between INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation (the "Company"), and ________________ ("Indemnitee").

                                    RECITALS

        WHEREAS, Indemnitee is a director or officer of the Company and in such capacity is performing valuable services for the Company;

        WHEREAS, the Company and Indemnitee recognize the difficulty in obtaining directors' and officers' liability insurance and the significant cost of such insurance;

        WHEREAS, the Company and Indemnitee further recognize the substantial increase in litigation subjecting directors and officers to expensive litigation risks at the same time that such liability insurance has been severely limited;

        WHEREAS, the Company has adopted bylaws (the "Bylaws") providing for indemnification of the officers, directors, agents and employees of the Company to the full extent permitted by the Business Corporation Act of Washington (the "Statute");

        WHEREAS, the Bylaws and the Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification of such directors and officers; and

        WHEREAS, to induce Indemnitee to serve or continue to serve as a director or officer of the Company, the Company desires to confirm the contract indemnification rights provided in the Bylaws and agrees to provide the Indemnitee with the benefits contemplated by this Agreement.

                                    AGREEMENT

        In consideration of the recitals above, the mutual covenants and agreements herein contained, and Indemnitee's continued service as a director or officer, as the case may be, of the Company after the date hereof, the parties to this Agreement agree as follows:

        1. INDEMNIFICATION OF INDEMNITEE

               1.1 SCOPE. The Company agrees to hold harmless and indemnify Indemnitee to the full extent provided under the provisions of the Company's Amended and Restated Articles of Incorporation and the Bylaws, and to the full extent permitted by law, notwithstanding that the basis for such indemnification is not specifically enumerated in this Agreement, the Company's Amended and Restated Articles of Incorporation, the Bylaws, any





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statute or otherwise. In the event of any change, after the date of this
Agreement, in any applicable law, statute or rule regarding the right of a Washington corporation to indemnify a member of its board of directors or an officer, such change, to the extent that it would expand Indemnitee's rights hereunder, shall be included within Indemnitee's rights and the Company's obligations hereunder, and, to the extent that it would narrow Indemnitee's rights or the Company's obligations hereunder, shall not affect or limit the scope of this Agreement; provided, however, that in no event shall any part of this Agreement be construed so as to require indemnification when such indemnification is not permitted by then applicable law.

               1.2 NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Amended and Restated Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the Statute, or otherwise, whether as to action in Indemnitee's official capacity or otherwise.

               1.3 INCLUDED COVERAGE. If Indemnitee was or is made a party, or is threatened to be made a party, to or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities or expenses, including, without limitation, attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, witness fees, amounts paid in settlement and other expenses incurred in connection with the investigation, defense, settlement or approval of such Proceeding (collectively, "Damages").

               1.4 DEFINITION OF PROCEEDING. For purposes of this Agreement, "Proceeding" shall mean any completed, actual, pending or threatened action, suit, claim, hearing or proceeding, whether civil, criminal, arbitrative, administrative, investigative or pursuant to any alternative dispute resolution mechanism (including an action by or in the right of the Company) and whether formal or informal, in which Indemnitee is, was or becomes involved by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or that, being or having been such a director, officer, employee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively, a "Related Company"), including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an Enforcement Action (defined in Section 3.1 below, an action challenging the Company's determination that Indemnitee is not entitled to indemnification pursuant to Section 1.5, and any other action to enforce the provisions of this Agreement, "Proceeding" shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee unless such action, suit, claim or proceeding is or was authorized by the Company's Board of Directors.

               1.5 DETERMINATION OF ENTITLEMENT. In the event that a determination of Indemnitee's entitlement to indemnification is required pursuant to Section 23B.08.550 of the





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Statute or a successor statute or pursuant to other applicable law, the appropriate decision-maker shall make such determination; provided, however, that Indemnitee shall initially be presumed in all cases to be entitled to indemnification, that Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true and that, unless the Company shall deliver to Indemnitee written notice of a determination that Indemnitee is not entitled to indemnification within twenty (20) calendar days after the Company's receipt of Indemnitee's initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of the Company's provision of indemnification, and that the Company hereby agrees not to assert otherwise.

               1.6 CONTRIBUTION. If the indemnification provided under Section
1.1 is unavailable by reason of a court decision, based on grounds other than any of those set forth in paragraphs (b) through (d) of Section 4.1, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Damages (including attorneys' fees) actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other from the transaction from which such Proceeding arose and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Damages. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 1.6 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

               1.7 SURVIVAL. The indemnification and contribution provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to serve the Company or a Related Company and shall continue so long as Indemnitee shall be subject to any possible Proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company or serving in any other capacity referred to in Section 1.4 of this Agreement.

        2. EXPENSE ADVANCES.

               2.1 GENERALLY. The right to indemnification of Damages conferred by Section 1 shall include the right to have the Company pay Indemnitee's expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right, an "Expense Advance").

               2.2 CONDITIONS TO EXPENSE ADVANCE. The Company's obligation to provide an Expense Advance is subject to the following conditions:





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                      2.2.1  UNDERTAKING.    If the Proceeding arose in
connection with Indemnitee's service as a director or an officer of the Company (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then Indemnitee or Indemnitee's representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties that Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

                      2.2.2 COOPERATION. Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee's legal power to so provide.

                      2.2.3  AFFIRMATION.   Indemnitee shall furnish, upon
request by the Company and if required under applicable law, a written affirmation of Indemnitee's good faith belief that any applicable standards of conduct have been met by Indemnitee.

        3. PROCEDURES FOR ENFORCEMENT

               3.1 ENFORCEMENT. In the event that any claim for indemnification, whether an Expense Advance or otherwise, is made hereunder and is not paid in full within ninety (90) calendar days after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an "Enforcement Action"). It shall be a defense to any action for which a claim for indemnification is made under Section 1 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 2 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 4 hereof.

               3.2 PRESUMPTIONS IN ENFORCEMENT ACTION. In any Enforcement Action, the following presumptions (and limitation on presumptions) shall apply:

                      (a) The Company expressly affirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereunder to induce Indemnitee to continue as a director or officer, as the case may be, of the Company;

                      (b) Neither (i) the failure of the Company (including the Company's Board of Directors, independent or special legal counsel or the Company's shareholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances nor (ii) an actual determination by the Company, its Board of Directors, independent or special legal counsel or shareholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and





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                      (c) If  Indemnitee  is or was  serving  as a  director  or officer of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or other enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the Company's request.

               3.3 ATTORNEYS' FEES AND EXPENSES FOR ENFORCEMENT ACTION. In the event Indemnitee is required to bring an Enforcement Action, the Company shall pay all of Indemnitee's fees and expenses in bringing and pursuing the Enforcement Action (including attorneys' fees at any stage, including on appeal); provided, however, that the Company shall not be required to provide such payment for such attorneys' fees or expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith.

        4. LIMITATIONS ON INDEMNITY; MUTUAL ACKNOWLEDGMENT

               4.1 LIMITATION ON INDEMNITY. No indemnity pursuant to this Agreement shall be provided by the Company:

                      (a) On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended;

                      (b) For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of insurance maintained by the Company;

                      (c) With respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                      (d) On account of Indemnitee's conduct which is finally adjudged by a court having jurisdiction in the matter to have been intentional misconduct, a knowing violation of law or the RCW 23B.08.310 or any successor provision of the Statute, or a transaction from which Indemnitee derived an improper personal benefit;

                      (e) If a final decision by a court having jurisdiction in the matter with no further right of appeal shall determine that such indemnification is not lawful (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission (the "SEC") believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or





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                      (f) In connection with any proceeding (or part thereof)
initiated by Indemnitee, or any proceeding by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Statute, or (iv) the proceeding is initiated pursuant to Section 3.3 hereof.

               4.2 PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Damages in connection with a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Damages to which Indemnitee is entitled.

               4.3 MUTUAL ACKNOWLEDGMENT. The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the SEC has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

        5. NOTIFICATION AND DEFENSE OF CLAIM.

               5.1 NOTIFICATION. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not, however, relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Company's ability to defend the Proceeding.

        If, at the time of the receipt of a notice of a claim pursuant to
Section 5.1, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.





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               5.2 DEFENSE OF CLAIM. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

                      (a) The Company may participate therein at its own expense;

                      (b) The Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company (or any other person or persons included in the joint defense) and Indemnitee in the conduct of the defense of such action, (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the Company's expense, or (iv) the Company is not financially or legally able to perform its indemnification obligations. The Company shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reasonably made the conclusion provided for in (ii) or
(iv) above;

                      (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent;

                      (d) The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; and

                      (e) Neither the Company nor Indemnitee will unreasonably withhold its, his or her consent to any proposed settlement.

        6. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or to fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 6. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify or make contribution to Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.



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        7. GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION.

               (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Washington.

               (b) This Agreement shall be binding on Indemnitee and on the Company and its successors and assigns (including any transferee of all or substantially all its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of Indemnitee and Indemnitee's heirs, personal representatives and assigns and to the benefit of the Company and its successors and assigns. The Company shall not effect any merger, consolidation, sale of all or substantially all of its assets or other reorganization in which it is not the surviving entity, unless the surviving entity agrees in writing to assure all of the Company's obligations under this Agreement.

               (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

        8. ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties regarding its subject matter and supersedes all prior written or oral communications or agreements.

        9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        10. AMENDMENTS; WAIVERS. Neither this Agreement nor any provision may be amended except by written agreement signed by the parties. No waiver of any breach or default shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default.




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        11. NOTICES. All notices, claims and other communications hereunder shall be in writing and made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), facsimile or overnight air courier guaranteeing next-day delivery:

               (a)    If to the Company, to:

                      InterNAP Network Services Corporation
                      601 Union Street, Suite 1000
                      Seattle, WA   98101
                      Attn:  Anthony C. Naughtin

                      with a copy to:

                      Cooley Godward LLP
                      5200 Carillon Point
                      Kirkland, WA  98033
                      Attn: Christopher W. Wright, Esq.

               (b) If to Indemnitee, to the address specified on the last page of this Agreement or to such other address as either party may from time to time furnish to the other party by a notice given in accordance with the provisions of this Section 11. All such notices, claims and communications shall be deemed to have been duly given if (i) personally delivered, at the time delivered, (ii) mailed, five days after dispatched, (iii) sent by facsimile transmission, upon confirmation of receipt, and (iv) sent by any other means, upon receipt.

        12. DIRECTORS' AND OFFICERS' INSURANCE.

               (a) The Company hereby covenants and agrees that, subject to the provisions of Section 12(c) hereof, the Company shall, from a date no later than the closing date of the Company's first registered public offering of the Company's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, maintain directors' and officers' insurance in full force and effect so long as Indemnitee continues to serve as a director or officer of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding.

               (b) In all policies of directors' and officers' insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy.

               (c) Notwithstanding the foregoing provisions of this Section 12, the Company shall have no obligation to maintain directors' and officers' insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.



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        13. SPECIFIC PERFORMANCE. The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult of proof, and further agree that such breach would cause Indemnitee irreparable harm. Accordingly, the Company and Indemnitee agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. The Company and Indemnitee further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by the Company, and the Company acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

        14. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

                                [Signature Page Follows]





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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                       COMPANY:

                                       INTERNAP NETWORK SERVICES CORPORATION


                                       By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------


                                       INDEMNITEE:


                                       Print name:
                                                  -----------------------------
                                       Address:
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                                      11.